     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000.
                                                       REGISTRATION NO. _____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
             (Exact name of Registrant as Specified in its Charter)

              DELAWARE                                         25-1615902
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                              1001 AIR BRAKE AVENUE
                      WILMERDING, PENNSYLVANIA 15148-0001
   (Address, including zip code, of Registrant's Principal Executive Offices)

                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                      1995 NON-EMPLOYEE DIRECTORS' FEE AND
                                STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ROBERT J. BROOKS
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                              1001 AIR BRAKE AVENUE
                       WILMERDING, PENNSYLVANIA 15148-0001
                                 (412) 825-1000
           (Name and address, including zip code and telephone number, including area code, of agent for service)

                                    COPY TO:
                          PASQUALE D. GENTILE, ESQUIRE
                          REED SMITH SHAW & MCCLAY LLP
                                435 SIXTH AVENUE
                              PITTSBURGH, PA 15219

                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================
              Title of                                        Proposed           Proposed
             securities                     Amount             Maximum            Maximum            Amount Of
                to be                        To Be         Offering Price        Aggregate         Registration
             registered                  Registered(1)        Per Share(2)     Offering Price           Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per           400,000             $9.875           $3,950,000            $1042.80
share . . . . . . . . . . . . . . .        shares

====================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Westinghouse Air Brake Technologies Corporation 1995 Non-employee Directors' Fee and Stock Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated pursuant to Rules 457(h) and (c), solely for the purpose of calculating the registration fee. The price per share is estimated to be $9.875, based on the average of the high and low sales price of the Common Stock as reported on the New York Stock Exchange Composite transactions listing for June 26, 2000 as quoted in the Wall Street Journal.


================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 400,000 shares of Common Stock, $.01 par value per share, being offered under the Westinghouse Air Brake Technologies Corporation (the "Company") 1995 Non-Employee Directors' Fee and Stock Option Plan (the "Plan").

         The contents of the Company's initial Form S-8 Registration Statement with respect to the Plan, File No. 333-02979 (the "Original S-8") which was filed with the Securities and Exchange Commission on April 30, 1996, are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

ITEM 8.  EXHIBITS.

         Exhibit
           No.
         -------

         4.1 Restated Certificate of Incorporation of the Company dated January 30, 1995, as amended March 30, 1995, incorporated herein by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-90866) filed with the Commission on April 3, 1995.

         4.2 Amended and Restated Bylaws of the Company, as adopted effective November 19, 1999, incorporated herein by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-4/A (Registration No. 333-88903) filed with the Commission on October 15, 1999.

         5.1 Opinion of Reed Smith Shaw & McClay as to the legality of the Common Stock, filed herewith.

         23.1 Consent of Reed Smith Shaw & McClay (included in Exhibit 5.1 filed herewith).

         23.2 Consent of Arthur Andersen LLP, independent accountants, filed herewith.

         24.1 Power of Attorney, contained on the signature page to this Registration Statement.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMERDING, STATE OF PENNSYLVANIA, ON THE 22ND DAY OF MARCH, 2000.

                                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES
                                 CORPORATION

                                 BY /s/ WILLIAM E. KASSLING
                                    --------------------------------------------
                                    WILLIAM E. KASSLING, CHAIRMAN OF THE
                                    BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Kassling and Robert J. Brooks, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof

         PURSUANT TO THE REQUIREMENTS OF THE ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22ND DAY OF MARCH, 2000.

               Name                                      Title
               ----                                      -----

/s/ WILLIAM E. KASSLING                       Chairman of the Board, President
------------------------------------          and Chief Executive Officer
William E. Kassling                           (principal executive officer)

/s/ ROBERT J. BROOKS                          Chief Financial and
------------------------------------          Accounting Officer and Director
Robert J. Brooks                              (principal financial and
                                              principal accounting officer)

/s/ GILBERT E. CARMICHAEL                     Director
------------------------------------
Gilbert E. Carmichael

/s/ GREGORY T. H. DAVIES                      Director
------------------------------------
Gregory T. H. Davies

/s/ KIM G. DAVIS                              Director
------------------------------------
Kim G. Davis

/s/ EMILIO A. FERNANDEZ                       Director
------------------------------------
Emilio A. Fernandez

/s/ LEE B. FOSTER, II                         Director
------------------------------------
Lee B. Foster, II

/s/ JAMES C. HUNTINGTON                       Director
------------------------------------
James C. Huntington

/s/ JAMES P. KELLEY                           Director
------------------------------------
James P. Kelley

/s/ JAMES P. MISCOLL                          Director
------------------------------------
James P. Miscoll

/s/ JAMES V. NAPIER                           Director
------------------------------------
James V. Napier

                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

                      1995 NON-EMPLOYEE DIRECTORS' FEE AND
                                STOCK OPTION PLAN


                                   ----------


                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                  Exhibit Index

Exhibit                                                                                                     Sequential
  No.                                              Document                                                     Page
-------          --------------------------------------------------------------------------------              ------

    4.1          Restated Certificate of Incorporation of the Company
                 dated January 30, 1995, as amended March 30, 1995,
                 incorporated herein by reference to the Company's
                 Registration Statement on Form S-1 (Registration
                 No. 33-90866) filed with the Commission on
                 April 3, 1995.                                                                                 ---

    4.2          Amended and Restated Bylaws of the Company, as adopted
                 effective November 19, 1999, incorporated herein by reference to Exhibit 3.3 of the Company's Registration Statement on Form
                 S-4/A (Registration No. 333-88903)
                 filed with the Commission on October 15, 1999.                                                 ---

    5.1          Opinion of Reed Smith Shaw & McClay, as to                                                       4
                 the legality of the Common Stock, filed
                 herewith.

   23.1          Consent of Reed Smith Shaw & McClay (included
                 in Exhibit 5.1 filed herewith).                                                                ---

   23.2          Consent of Arthur Andersen LLP, independent
                 accountants, filed herewith.                                                                     6

   24.1          Power of Attorney, contained on the signature page to this Registration Statement.